UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2008

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on December 9, 2008, the Board of Directors of The Providence Service Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), of the Company. The dividend is payable to the stockholders of record on December 22, 2008 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company at a price of $15.00 per one one-hundredth of a Preferred Share, subject to adjustment. The description and terms of the Rights are set forth in the Preferred Stock Rights Agreement, dated December 9, 2008 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent, which provides for a stockholder rights plan (the “Stockholder Rights Plan”). A copy of the Rights Agreement was included as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2008. A copy of the Rights Agreement is also available free of charge from the Company.

Pursuant to Section 3(b) of the Rights Agreement, as soon as practicable following the Record Date, the Company is required to send a copy of a Summary of Rights (the “Summary of Rights”) to each record holder of the Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. In accordance therewith, on December 23, 2008, the Company commenced the mailing, to the record holders of its Common Shares as of the close of business on the Record Date, the Summary of Rights, together with an accompanying letter to stockholders (the “Stockholder Letter”) from the Company’s Chief Executive Officer, Fletcher Jay McCusker, which letter highlights certain aspects of the Stockholder Rights Plan. Copies of the Summary of Rights and the Stockholder Letter are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference in their entirety. Any description contained herein of the Summary of Rights or the Stockholder Letter is qualified in its entirety by reference to the complete text of each such document attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Summary of the Preferred Stock Purchase Rights issued by The Providence Service Corporation pursuant to the Preferred Stock Purchase Agreement, dated as of December 9, 2008, by and between The Providence Service Corporation and Computershare Trust Company, N.A., as Rights Agent.

99.2	Letter to Stockholders, dated as of December 22, 2008, from Fletcher Jay McCusker, Chief Executive Officer of The Providence Service Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Dated: December 23, 2008	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Summary of the Preferred Stock Purchase Rights issued by The Providence Service Corporation pursuant to the Preferred Stock Purchase Agreement, dated as of December 9, 2008, by and between The Providence Service Corporation and Computershare Trust Company, N.A., as Rights Agent.

99.2	Letter to Stockholders, dated as of December 22, 2008, from Fletcher Jay McCusker, Chief Executive Officer of The Providence Service Corporation.

4